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ATMEL CORPORATION

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Beginning May 10, 2007, Atmel Corporation will deliver presentations to investors and various other parties that include the following slides.

Atmel Corporation May 2007

SAFE HARBOR LANGUAGE This presentation contains forward-looking statements that involve risks and uncertainties, including statements about Atmel’s strategic plans, restructuring and other initiatives, including the anticipated benefits and cost savings of such initiatives, the expected ti ming of re-establishing SEC reporting, and statements regarding Atmel’s future prospects. All forward-looking statements included in this presentation are based upon information available to Atmel as of the date of this presentation, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the final conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to stock option grants, the impact of competitive products and pricing, timely design acceptance by our customers, timely introd uction of new technologies, ability to ramp new products into volume, industry wide shifts in supp ly and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets, the ability to recognize the benefits of our restructuring and other initiatives, any delays in the preparation and filing of our SEC reports, and other risks detailed from time to time in Atmel’s SEC reports and filings , including our Form 10-K, filed on March 16, 2006 and subsequent Form 10-Q reports. May 07

Why We Are Here New management team driving a significant business transformation Restructuring Atmel’s business, enhancing governance and ethics to benefit shareholders Immediate actions have been taken We are just beginning — we will take additional actions to further enhance shareholder value George Perlegos, who was terminated for cause, is seeking to regain control at a special shareholders meeting on May 18, 2007 Seeking to replace the independent directors who terminated him We want shareholders to send a strong signal to George Perlegos by rejecting his proposal and discouraging an ongoing, self-serving campaign that damages shareholder value Please use the WHITE proxy card to vote all of your shares AGAINST George Perlegos’s proposal May 07

Perlegos’s Plan to Regain Control Remove experienced, independent directors who terminated him for cause: David Sugishita (Applied Materials, National Semiconductor) Steven Laub (Lattice Semiconductor, Silicon Image) Pierre Fougere (Matra Semiconductors) Dr. Chaiho Kim (Santa Clara University) T. Peter Thomas (Altera, Cirrus Logic, FormFactor, TelCom Semiconductor, Transmeta) These five directors have: Over 75 years of public company board experience Over 75 years of semiconductor industry experience Replace current board with his ownhandpicked nominees who have limited experience and lack independence: Of Perlegos’s five nominees for special meeting: Only one has any public company board experience Only one has any semiconductor industry experience George Perlegos is personally paying each of his direc tor nominees $100,000 to serve on his slate for the special and annual meetings, wh ich impairs their independence from George Perlegos Exert strong influence over companydirection and management selection May 07

George Perlegos’s Legacy at Atmel Ethical failures George Perlegos and former General Counsel responsible for widespread and intentional options backdating George and Gust Perlegos along with two other senior executives fired for cause for using corporate funds for personal travel Financial losses and stagnant growth Atmel suffered net losses in each of the last five full years under Perlegos, over $1.2 billion in aggregate Atmel’s revenue growth stagnated at 2% in the most recent full fiscal year prior to Perlegos’s termination for cause Operational inaction Perlegos failed to initiate any of the actions he has recently proposed Share repurchase history: repurchased only 4.4 million share s at an average price $1.93 despite 2002 board authorization to repurchase up to 100 million shares Suspended financial reporting / Stock options investigation Under Perlegos, Atmel became unable to file it s financial statements May 07

Financial Performance Lagged Peers Under George Perlegos 2004-2006 Revenue CAGR % (1) 55% 43% 45% 35% 24%Atmel 25% 12%11% 15%10% 10% 9% 9% 8%7% 7% 7%6% 5% 3%2% 5%1% 1% 0% (5%) (8%) (15%) (25%) 2005 Gross Margin %(1)2005 Operating Margin % (1)(2) 90%60% 54% 79% 80% 72%50% 66%40% 70% 40%34% 62% 59%58% 60%55% 53%28% 52%Atmel30%26% 49%23% 23% 50%44% 43%20%17%Atmel 40%37%17% 14% 13% 40%34%33% 10%7% 7% 6% 30%26%2% (0%) 22%22% 0% 20% (2%) 10% 10%(10%)(5%)(7%) (14%) 0%(20%) Notes: Peers include MCHP, IRF, LLTC, ALTR, NSM, LSI, ADI, MXIM, XLNX, MRVL, FCS, ONNN, SPSN, AGR, FSL, BRCM, STM, IFX, CY 1) Fiscal year 2006 financial information is not final until Atmel’s 2006 Form 10-K is filed 2) Excludes restructuring costs May 07

Value Destruction Under George Perlegos Stock Price Performance 5 Years10 Years Atmel(55.4%)(39.1%) NASDAQ2.5%86.1% SOX*(34.9%)150.9% Relative to NASDAQ(57.9%)(125.2%) Relative to SOX(20.5%)(190.0%) * PHLX Semiconductor Sector index Note: Data is for price performance up to and including August 4, 2006, the last trading day prior to termination of George Perlegos for cause May 07

Mission of New Management Manage Atmel in the Best Interests of Shareholders Focus on microcontroller and microcontroller related businesses Deliver superior financial performance Return excess capital to shareholders Adhere to high ethics and practice excellent corporate governance May 07

Favorable Atmel Business Portfolio — 2006Neutral Unfavorable MicrocontrollerRF & AutoASICMemory 2006 Revenues*$420MM$385MM$487MM$375MM ASIC (Excl: Smart Serial Characteristics:Smart Card )CardSEEPROMFlash Market Position Growth Opportunity Profitability Customer Concentration Capital Required Synergy with Microcontroller Improve, Restructure and/or Exit * As per company’s press release dated Feb 1, 2007 May 079

Microcontrollers Characteristics Fundamental Technology Large and growing market Integrates peripheral functions Diversified end markets and Analog, Memory, I/O, other customer base Leverages other products Proprietary, high margin products Serial EEPROM, Analog High customer switching cost Atmel Position / OpportunitiesIncreasing 8-bit Market Share AVR — 8-bit architecture of choice% 10 8-bit industry leadership opportunity9 8 High growth 32-bit opportunity 7 -ARM and AVR products6 5 4 3 2 1 0 2002 2003 2004 2005 2006 May 0710

Automotive

- Characteristics
  - Large and growing market
  - Increasing content per vehicle
  - Attractive margins
  - Strong customer relationships
  - Long product life cycles
- Atmel Position / Opportunities
  - Strong European customer relationships
  - Growth opportunities in North America and Asia
  - Margin expansion through Colorado fab
- Synergistic with Microcontrollers
  - Largest microcontroller end market
  - Leverage customer relationships
  - Share technology and infrastructure


MCU market
100%
80%
60%
40%
20%
0%
Commercial
Industrial
Computer
Consumer
Auto

May 07 11

Transforming Atmel

	Perlegos's Atmel	New Atmel
Business Focus	All areas Everywhere you are®	MCU+
Business Profile	Mixed	High growth / high margin
Revenue Growth	Slower than market	Faster than market
Gross Margin	26%*	45% - 50%+
Operating Margin	(3.9%)*	15% - 20%+
Internal Wafer Sourcing	~95%	Less than 50%
Management Philosophy	Unresponsive, unilateral decisions	Transformational, decisive, action oriented, responsive

* CY2005

May 07 12

Transforming Atmel — Business Portfolio Perlegos’s AtmelNew Atmel Actions Taken Non-synergistic product portfolio Increased focus and resources on microcontrollers Unfocused product development Eliminated devel opment on low return products and projects Mobile Phone BB, WLAN, VoIP, USB, DAB, Memory Chip Module, and others Reorganized al ong product lines Next Steps Finish portfolio rationalization Improve, restructure and/or exit businesses that don’t meet financial targets May 0713

Transforming Atmel - Operations

Perlegos's Atmel	New Atmel
	Actions Taken

Perlegos's Atmel

- Excess, high cost, manufacturing capacity
- Autonomous operating structure / limited control systems
- Poor execution -- failure to meet customer needs

New Atmel

Actions Taken

- Commenced manufacturing rationalization
  - Sold Irving, Texas fab
  - Selling North Tyneside and Heilbronn fabs
- Adding foundry relationships
- Reduced fixed cost structure
- Consolidating and centralizing manufacturing operations
- Instituting advanced methodologies and processes

Next Steps

- Redesign products for lower cost
- Optimize R&D processes
- Expand use of foundry partners
- Leverage improved cost structure

May 07 14

Transforming Atmel — Organization Perlegos’s AtmelNew Atmel Actions Taken Gaps in management team Hired seasoned, proven executives SVP Operations Misaligned reward structure VP of Americas Sales VP Information Technology Lack of accountability VP Human Resources Chief Legal Officer Implemented variable compensation Pay for performance Shareholder alignment Next Steps Continue to build management team and talent Unify and standardize business processes May 0715

Transforming Atmel — Financial Results Perlegos’s AtmelNew Atmel Actions Taken Stagnant growth Reduced manufactur ing cost structure Low margins Eliminated investment in low margin Over $1.2 billion in lossesproducts Absence of financial reporting $70-80MM 2007 savings Stock option backdating impact of $80-95MM 2008 savings approximately $125MM (pre-tax) Shifted investment in to microcontrollers Instituted a rigorous annual plan and budgeting process Next Steps Accelerate revenue growth Expand product margins Leverage reduced asset base Restore SEC reporting May 0716

Transforming Atmel — Corporate Governance Established ethical “tone at the top” Implemented majority voting standard for uncontested director elections Adopted formal corporate governance guidelines Committed to adding two new highly qualified independent directors to the Board by the July annual meeting May 0717

Q1 Financial Update Strong core products growth despite industry-wide weak first quarter At high end of our guidance Exceeded analysts’ estimates Outperformed industry Outperformance driven by: 9% sequential growth and 19% year-over-year growth in microcontroller revenues 17% sequential growth in proprietary AVR microcontroller revenues 7% sequential growth in RF and Automotive business revenues, excluding foundry products Cash position, net of debt, increased for third consecutive quarter $34.5MM increase in Q1 alone: $332.3MM cash position, net of debt, as of 03-31-07 vs. $297.8MM at 12-31-06 Expect continued strong returns and growth Guidance: second quarter 2007 revenues up 1%-4% sequentially May 0718

Governance and Industry Experts Support Atmel's Board and New Management Team

"[T]here is no substantial difference between the management's current strategy and that proposed by the dissident nominees. With overall strategy rather similar, we believe that a more pertinent issue is implementation/execution risk. The company's 1Q2007 result suggests that the current management has been able to execute the proposed business strategy."* (Institutional Shareholder Services (ISS), 05/05/07 report recommending that shareholders vote AGAINST the Perlegos proposal)

"[W]e do not believe it is appropriate for Perlegos to have any influence over the board's or management's actions going forward (as he presumably would if his slate were elected)"* (PROXY Governance, 05/08/07 report recommending that shareholders vote AGAINST the Perlegos proposal)

"[M]anagement is aggressively pursuing restructuring actions with further opportunities to pursue in 2007 and 2008" * (Craig Berger, Wedbush Morgan Securities, 05/02/07)

"Management announced back in December that it would take action to reduce costs and accelerate the company's growth while increasing shareholder value ... Management followed through on these initiatives"* (Robert Burleson, ThinkEquity Partners LLC, 05/02/07)

"We remain optimistic about the restructuring opportunity as the company drives: 1) product mix focus on higher margin lines, 2) operating leverage as it redeploys R&D, and 3) achieves margin expansion from manufacturing restructuring."* (Suji De Silva, Cathay Financial, 05/02/07)

* Permission to use quotations was neither sought nor granted

May 07 19

Our Path To Unlocking Shareholder Value — Just Beginning Established shareholder value focused leadership Focus on microcontroller and microcontroller related businesses Improve, restructure, and/or exit businesses that do not meet financial targets Complete rationalization of manufacturing operations, reduce cost structure and expand foundry relationships Return excess capital to shareholders Please Vote the WHITE Proxy Card AGAINST Perlegos’s Proposal May 0721 F29775 — 22

May 0722